EXHIBIT 10.59

Board of Directors Resolution
Executive Officer Award

WHEREAS, there was an oversight in the determination of Robert Lannert’s target annual incentive award percentage for fiscal 2004, and as a result of such oversight Mr. Lannert’s target annual incentive award, on which the Board based Mr. Lannert’s actual 2004 Annual Incentive Award payout, was understated by $220,948;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby approves the payment of a bonus award to Mr. Lannert for 2005 in the amount of $220,948.

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